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                                                                    EXHIBIT 21.1


                     SUBSIDIARIES OF THE TITAN CORPORATION


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               Name                                              State or Jurisdiction of Incorporation
               ----                                              --------------------------------------
               Advanced Communications Systems, Inc.                       Delaware
               Atlantic Aerospace Electronics Corporation                  Delaware
               Averstar, Inc.                                              Delaware
               BTG, Inc.                                                   Virginia
               Cayenta, Inc.                                               Delaware
               Datron Systems Incorporated                                 Delaware
               DBA Systems, Inc.                                           Florida
               Delfin Systems                                              California
               Eldyne, Inc.                                                California
               Horizons Technology, Inc.                                   Delaware
               Lincom Corporation                                          California
               Lincom Wireless, Inc.                                       Delaware
               Linkabit Wireless, Inc.                                     Delaware
               Pulse Engineering, Inc.                                     Maryland
               Pulse Sciences, Inc.                                        California
               Sakon, LLC                                                  Delaware
               Surebeam Corporation                                        Delaware
               Systems Resources Corporation                               Delaware
               Titan Africa, Inc.                                          Delaware
               Titan Africa, S.A.                                      Benin, West Afr
               Titan Africa-Benin GSM, S.A.                            Benin, West Afr
               Titan Scan Technologies, Inc.                               Delaware
               Titan Systems Corporation                                   Delaware
               Titan Unidyne Corporation                                   Delaware
               Titan Wireless, Inc.                                        Delaware
               Titan Sakon, Inc.                                           Delaware
               Validity Corporation                                        California
               Visicom Laboratories, Inc.                                  California
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